Exhibit 99.4

GREAT ELM CAPITAL CORP. ANNOUNCES CEO TRANSITION

WALTHAM, Mass., March 4, 2022 (GLOBE NEWSWIRE) – Great Elm Capital Corp. (“we,” “us,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced that Peter Reed has resigned as Chief Executive Officer and stepped down from its board of the directors (the “Board”).  The Board has unanimously appointed Matt Kaplan as CEO effective immediately.

Mr. Kaplan assumes the CEO position at GECC after a career built in credit investing.  He has served as a Portfolio Manager at Great Elm Capital Management (“GECM”), GECC’s external investment advisor, since October 2020, during which time he has led GECM’s investment team while repositioning GECC’s portfolio toward income generating and performing investments in leveraged credit and specialty finance.  Matt also serves as Managing Director for Imperial Capital Asset Management, LLC (“ICAM”), a registered investment advisor which manages various hedge funds, investment partnerships and a private equity fund.  Funds managed by ICAM comprise one of the largest shareholders of GECC.  Prior to ICAM, Matt was with Citadel Enterprise investing in special situations and event-driven credit and equities.  Mr. Kaplan began his career as a Desk Analyst with Imperial Capital, LLC before moving to Imperial Capital (International), LLP in London to cover European special situations.  Mr. Kaplan earned a BS in Managerial Economics from the University of California, Davis and holds the Chartered Financial Analyst (“CFA”) designation from the CFA Institute.

GECC Board Chair Matthew Drapkin stated: “Matt is a proven and effective investment leader who has the Board’s full support to lead GECC and to drive its growth strategy in specialty finance and credit investments.  We are committed to restoring value to our shareholders by finding opportunities across the credit spectrum that will be held to the highest standards of investment review.  Matt’s experience working with performing, stressed and distressed companies in both buy-side and sell-side settings make him uniquely qualified to lead the Company.”

Mr. Kaplan added, “I am very excited about the future of GECC.  We have a tremendous opportunity as a business development company to gear our portfolio toward performing investments.  I look forward to working with our team to implement our ambitious growth plan in leveraged credit and specialty finance.”

Board Updates
In addition to Mr. Kaplan’s appointment as CEO, the Company announced that Matthew Drapkin, CEO & Portfolio Manager at Northern Right Capital, has been named Chairman of the Board, effective immediately.  Joining Mr. Drapkin on the Board of Directors as a new appointment is Richard Cohen, President of Richard M. Cohen Consultants, as Audit Chair. The Company expects to name an additional independent director shortly.

About Great Elm Capital Corp.
Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:
Investor Relations
+1 (617) 375-3006
investorrelations@greatelmcap.com